                                                                    F-I, II, III
                                                                    SVUL

                                    AUTOMATIC

                              REINSURANCE AGREEMENT

                         (hereinafter, "the Agreement")

                                     between

                 NEW YORK LIFE INSURANCE AND ANNUITY CORPORATION

                               of Newark, Delaware

                             (hereinafter, "Cedent")

                                       And





                           (hereinafter, "Reinsurer")

                        SVUL / SUL Reinsurance Agreement

                            EFFECTIVE OCTOBER 3, 2000






                              [ S P E C I M E N ]

                                                SVUL / SUL Reinsurance Agreement

                           TABLE OF CONTENTS

ARTICLES                                                              PAGE
--------                                                              ----
I        Reinsurance Coverage                                           3
II       Requirements for Automatic Reinsurance                         3
III      Requirements for Facultative Reinsurance                       4
IV       Liability                                                      5
V        Reinsurance Ceded to NYLARC                                    5
VI       Notification of Reinsurance                                    6
VII      Types of Reinsurance                                           6
VIII     Reinsurance Premiums                                           6
IX       Reinsurance Accounting                                         7
X        Oversights                                                     9
XI       Reductions, Terminations and Changes                           9
XII      Increase In Retention                                         10
XIII     Reinstatement                                                 11
XIV      Expenses                                                      11
XV       Claims                                                        12
XVI      Premium Tax Reimbursement                                     13
XVII     DAC Tax Requirements                                          14
XVIII    Inspection Of Records                                         15
XIX      Insolvency                                                    16
XX       Arbitration                                                   16
XXI      Parties To Agreement                                          17
XXII     Entire Agreement                                              17
XXIII    Duration Of Agreement                                         17
XXIV     Choice of Law and Forum                                       18
XXV      Compliance with Privacy Laws                                  18

SCHEDULES
A        Policies
B        Instructions for Premiums Per $1,000 of Reinsurance
C        Cedent's Retention Limits

EXHIBITS
1        DAC Tax Calculation
2        Reinsurance Questionnaire

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                                                SVUL / SUL Reinsurance Agreement

          ALL SCHEDULES AND EXHIBITS ATTACHED HERETO WILL BE CONSIDERED
                             PART OF THIS AGREEMENT.

                                    ARTICLE I
                              REINSURANCE COVERAGE

1. Reinsurance under this Agreement shall be individual life insurance of the type of business stated in Schedule A. Cedent shall automatically reinsure and Reinsurer shall automatically accept the life insurance for the plans and riders as stated in Schedule A that meet the requirements of Article II below. Reinsurer's liability for the risks ceded hereunder shall be based on the quota share specified in Schedule A unless a greater amount is reinsured pursuant to Article III. (Individual life insurance reinsured pursuant to Article I and II or Article III hereinafter referred to as a "Covered Policy(ies)".) Reinsurer shall hold policy year reserves based on 1/2Cx where the commutation functions are based on the 1980 CSO Table (Smoker or Non-Smoker) without select factors, and using the Frasierized method based on exact issue ages and risk classification for each of the two insureds.

2.       The effective date of this Agreement shall be October 3, 2000.

                                   ARTICLE II
                     REQUIREMENTS FOR AUTOMATIC REINSURANCE

Cedent shall not cede, and Reinsurer shall not accept, any individual life insurance for reinsurance under this Agreement unless it meets the following requirements:

1. The individual risk must be a resident of the United States, Canada or Mexico.

2. The individual risk must be underwritten by Cedent in accordance with Cedent's usual underwriting practices and guidelines, or arise out of a conversion from a prior term policy issued by Cedent. The individual must be classified as select preferred, preferred, non-smoker, select standard, standard or substandard, in accordance with those guidelines.

3. The age of the individual risk at issue must be no greater than the maximum issue age shown on Schedule A.

4. The amount of insurance issued and applied for in all insurance companies on each life must not exceed the jumbo limits shown on Schedule A.

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                                                SVUL / SUL Reinsurance Agreement

5. The amount of insurance issued and applied for with Cedent on each life must not exceed the automatic binding limits shown on Schedule A.

6. The initial amount of life insurance on each Covered Policy must not be less than the minimum amount at issue as shown on Schedule A.

7. The issuance of the insurance must constitute the doing of business in a jurisdiction in which Cedent is properly licensed.

8. On each Covered Policy, Cedent must retain __% of the amount of each risk.

                                   ARTICLE III
                    REQUIREMENTS FOR FACULTATIVE REINSURANCE

1. If the requirements for automatic reinsurance on an individual life are not met, or are met but Cedent prefers to apply for facultative reinsurance, then Cedent may apply to Reinsurer for facultative reinsurance. In order to apply for facultative reinsurance, Cedent must submit to Reinsurer complete copies of the original application, medical examiner's reports, inspection reports, attending physicians' statements plus any other papers or information that may have a bearing on the insurability of the risk.

2. After Reinsurer has examined the underwriting information submitted in accordance with Paragraph 1 above, Reinsurer shall promptly notify Cedent in writing of either a final underwriting offer for facultative reinsurance or an underwriting offer for facultative reinsurance subject to additional requirements. Either underwriting offer of facultative reinsurance on an individual life will automatically terminate on the first of the following dates:

         (a) The date Reinsurer receives notice from Cedent that Cedent has withdrawn Cedent's application for facultative reinsurance;

         (b) A date that is one hundred twenty (120) days after the date Reinsurer made the offer; or

         (c)      The date specified in Reinsurer's offer.

3. If an underwriting offer made by Reinsurer in accordance with Paragraph 2 is accepted by Cedent in writing prior to the date the offer terminates, that individual life is reinsured under the terms of this Agreement.

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                                                SVUL / SUL Reinsurance Agreement

                                   ARTICLE IV
                                    LIABILITY

1. Reinsurer's liability for automatic reinsurance on each Covered Policy will begin simultaneously with Cedent's liability.

2. Reinsurer's liability for facultative reinsurance on each Covered Policy will begin simultaneously with Cedent's liability once Reinsurer has accepted the application for facultative reinsurance in writing and Cedent has accepted Reinsurer's offer.

3. Reinsurer's liability for reinsurance on each Covered Policy will terminate when Cedent's liability terminates.

4. The initial and subsequent Reinsurance Premiums (as defined herein) must be received by Reinsurer on a timely basis as provided in Article IX for Reinsurer to maintain Reinsurer's liability for each individual risk.

5. Reinsurer agrees to accept policies backdated to April 3, 2000 for reinsurance coverage under this Agreement. However, it is agreed that Reinsurer shall not be liable for any mortality risk on such policies until October 3, 2000.

6. Reinsurer shall be liable for proceeds paid under Cedent's conditional receipt or temporary insurance agreement for risks reinsured automatically pursuant to the terms of this Agreement. Reinsurer shall not be liable for proceeds paid under Cedent's conditional receipt or temporary insurance agreement for risks submitted on a facultative basis, where Cedent's liability for payment under the conditional receipt or temporary insurance is established before Reinsurer has accepted the application for facultative reinsurance in writing and Cedent has accepted Reinsurer's offer.

                                    ARTICLE V
                           REINSURANCE CEDED TO NYLARC

In determining the amount of a Covered Policy to be reinsured under this Agreement, where the Covered Policy is reinsured under an agreement between New York Life Agents Reinsurance Company ("NYLARC") and Cedent, the net amount of any reinsurance eligible to be assumed by NYLARC and not retroceded back to New York Life Insurance and Annuity Corporation ("NYLIAC") will first be deducted and then the

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                                                SVUL / SUL Reinsurance Agreement

terms of Article I through III and Schedule A will be applied to the remainder to determine the amount of reinsurance.

The amount of reinsurance assumed by NYLARC and not retroceded back to NYLIAC will be __% of the net amount at risk of each eligible Covered Policy up to a maximum amount of $_______ per life. Generally, if 25% of the net amount at risk of a Covered Policy issued on an individual life is greater than $250,000, the difference between such amounts will be retroceded to NYLIAC and will be reinsured under this Agreement. This Article will not apply to any Covered Policy until the reinsurance agreement between NYLARC and Cedent becomes effective with respect to that Covered Policy. The following policies or riders are not considered eligible for reinsurance with NYLARC and therefore will be reinsured according to the terms of Articles I through III and Schedule A.

     A.  Substandard or rated policies or riders.

     B.  Policies or riders issued where either insured is over age 84.

                                   ARTICLE VI
                           NOTIFICATION OF REINSURANCE

Within thirty-one (31) days after the end of each calendar quarter, Cedent will send Reinsurer an in force listing of all Covered Policies reinsured under this Agreement.

                                   ARTICLE VII
                              TYPES OF REINSURANCE

1. Automatic reinsurance under this Agreement shall be on a yearly renewable term basis, based on the net amount at risk. The net amount at risk shall be the death benefit under the Covered Policy less the total cash value.

2. If requested, Cedent shall furnish Reinsurer with a copy of each policy form, form of rider and rate book that applies to the life insurance reinsured.

                                  ARTICLE VIII
                              REINSURANCE PREMIUMS

1. The premium for each Covered Policy reinsured pursuant to this Agreement will be: (a) the quota share shown on Schedule A; multiplied by (b) the reinsurance premium rate calculated in accordance with Schedule B applied to the net amount at risk (hereinafter, the "Reinsurance Premium").

2. For technical reasons relating to the uncertain status of deficiency reserve requirements, the reinsurance premium rates shown in Schedule B cannot be

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                                                SVUL / SUL Reinsurance Agreement

     guaranteed for more than one year. However, Reinsurer anticipates continuing to accept premiums on the basis of the reinsurance premium rates as described in Schedule B for reinsurance ceded. If Reinsurer deems it necessary to increase reinsurance premium rates, such increased rates shall not be higher than the valuation net premiums for yearly renewable term insurance calculated using the minimum statutory mortality rates and maximum statutory interest rate for each year of issue.

3. Reinsurer shall notify Cedent of its intention to change the reinsurance premium rates by giving ninety (90) days written notice. Reinsurer and Cedent will have this ninety (90) day period to negotiate a change in the rates. Any rate change that is agreed to will take effect at the end of this period. Should no agreement be reached by the end of this period, Cedent shall have the right to terminate this Agreement and recapture all or part of the reinsurance ceded under this Agreement by providing ninety
     (90) days written notice of termination. During the ninety (90) day termination notice period, premiums shall be calculated based on the current premium rate. With respect to any notice given under this Paragraph, the day the notice is deposited in the mail addressed to the home office or to an officer of the party receiving such notice will be the first day of the ninety (90) day period.

                                   ARTICLE IX
                             REINSURANCE ACCOUNTING

1.       PAYMENT OF REINSURANCE PREMIUMS

         A. Cedent shall prepare and submit to Reinsurer a monthly statement, either electronically or by regular U.S. postal service, which will provide the pertinent policy premium details in a mutually agreed upon report format, within thirty
                  (30) days following the last day of the same calendar month. The net monthly premiums due will be (i) the balance of the monthly Reinsurance Premiums due on reinsurance in force at the end of the immediately preceding calendar month plus (ii) Reinsurance Premiums due on new business reinsured during the current month, minus (iii) the refunds of Reinsurance Premiums due Cedent on deaths, lapses and changes, plus or minus (iv) Reinsurance Premiums adjustments due to a misstatement of age or sex, without interest.

         B. If the monthly statement shows a net Reinsurance Premium balance is payable to Reinsurer, Cedent shall remit this amount due Reinsurer within thirty (30) days. If the amount is not paid within the prescribed period, the premiums for all of the reinsurance risks listed on the statement will be delinquent.

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                                                SVUL / SUL Reinsurance Agreement

         C. If the monthly statement shows a net Reinsurance Premium balance is payable to Cedent, Reinsurer shall remit Reinsurer's payment to Cedent within thirty (30) days after receiving Cedent's statement.

2.       TERMINATION BECAUSE OF NON-PAYMENT OF PREMIUMS

         When Reinsurance Premiums are delinquent, Reinsurer shall have the right to terminate the reinsurance risks on the statement by giving Cedent thirty (30) days' written notice. As of the close of this thirty
         (30) day period all of Reinsurer's liability will terminate for:

         A.       The risks described in the preceding sentence, and

         B. The risks where the Reinsurance Premiums became delinquent during the thirty (30) day period.

         Regardless of these terminations, Cedent will continue to be liable to Reinsurer for all unpaid Reinsurance Premiums earned by Reinsurer. Cedent agrees that Cedent will not force termination under this provision solely to avoid the recapture requirements or to transfer the block of business reinsured to another reinsurer.

3.       REINSTATEMENT OF A DELINQUENT STATEMENT.

         Cedent may reinstate the terminated risks within sixty (60) days after the effective date of termination by paying the unpaid Reinsurance Premiums for the risks in force prior to the termination. However, Reinsurer will not be liable for any claim incurred between the date of termination and reinstatement. The effective date of reinstatement will be the day that Reinsurer receives the required back Reinsurance Premiums.

4.       CURRENCY.

         The Reinsurance Premiums and claims payable under this Agreement will be payable in the lawful money of the United States.

5.       OFFSET

         Any debts or credits incurred on and after October 3, 2000 in favor of or against either Cedent or Reinsurer with respect to this Agreement are deemed mutual debts or credits, as the case may be, and shall be set off, and only the balance shall be allowed or paid.

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                                                SVUL / SUL Reinsurance Agreement

6.       BALANCES IN DEFAULT

         Reinsurer reserves the right to charge interest at the Prime Rate plus 2% as stated in the Wall Street Journal on the first business day in January prior to the due date of the premium when renewal premiums are not paid within sixty (60) days of the due date or premiums for new business are not paid within one hundred twenty (120) days of the date the policy is issued.

                                    ARTICLE X
                                   OVERSIGHTS

Inadvertent delays, errors or omissions made in connection with this Agreement or any transaction hereunder shall not relieve either party from any liability which would have attached had such delay, error or omission not occurred, provided always that such error or omission is rectified as soon as possible after discovery, and provided that the party making such error or omission or responsible for such delay shall be responsible for any additional liability which attaches as a result.

                                   ARTICLE XI
                      REDUCTIONS, TERMINATIONS AND CHANGES

1. If there is a contractual or non-contractual replacement or change in the insurance reinsured under this Agreement where full medical underwriting evidence according to Cedent's regular underwriting rules is not required, the insurance will continue to be reinsured with Reinsurer.

2.       If the insurance reinsured under this Agreement increases and

         A. The increase is subject to new underwriting evidence, the provisions of Article I and II or Article III shall apply to the increase in reinsurance.

         B. The increase is not subject to new underwriting evidence, Reinsurer will accept automatically the increase in reinsurance but not to exceed Reinsurer's automatic binding limit.

3. If the insurance reinsured under this Agreement is increased or reduced, the reinsurance for each policy involved will be proportionately increased or reduced on the effective date of increase or reduction.

4. If any portion of the total insurance retained by Cedent on an individual life reduces or terminates, any reinsurance under this Agreement based on the same life will also be reduced or terminated. Cedent will reduce Cedent's reinsurance by applying the retention limits that were in effect at the time the policy was

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                                                SVUL / SUL Reinsurance Agreement

         issued. Cedent will not be required to retain an amount in excess of Cedent's regular retention limit for the age, mortality rating and risk classification at the time of issue for any policy on which reinsurance is being reduced.

         Cedent must first reduce the reinsurance of the insurance that has the same mortality rating as the terminated insurance. If further reduction is required, the reinsurance to be terminated or reduced will be determined by chronological order in which the reinsurance was first reinsured.

5. If the insurance for a risk is shared by more than one reinsurer, Reinsurer's percentage of the increased or reduced reinsurance will be the same as Reinsurer's percentage of the initial reinsurance of each policy.

6. If insurance reinsured under this Agreement is terminated, the reinsurance for the policy involved will be terminated on the effective date of termination.

7. On facultative reinsurance, if Cedent wishes to reduce the mortality rating, this reduction will be subject to the facultative provisions of this Agreement.

8. Reinsurer will refund to Cedent all unearned reinsurance premiums, arising from reductions, terminations and changes as described in this Article.

                                   ARTICLE XII
                              INCREASE IN RETENTION

1. If Cedent should increase Cedent's retention limits shown in Schedule C, Cedent shall give Reinsurer prompt written notice of this increase.

2. Cedent will have the option to recapture all or any part of the reinsurance under this Agreement when Cedent's retention limit increases. Cedent may exercise Cedent's option to recapture by giving Reinsurer ninety (90) days prior written notice of such recapture.

3.       If Cedent exercises this option to recapture, then

         A. Cedent must reduce the reinsurance on each individual life on which Cedent retained __% of Cedent's maximum retention limit for the age and mortality rating that was in effect at the time the reinsurance was ceded to Reinsurer.

         B. No recapture will be made to reinsurance on an individual life if Cedent did not initially retain at least __% of Cedent's maximum retention on the life.

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                                                SVUL / SUL Reinsurance Agreement

         C. Cedent must increase Cedent's total amount of insurance on the individual life up to Cedent's new retention limit by reducing the total reinsurance on that life by the same amount. If an individual life is shared by more than one reinsurer, Reinsurer's percentage of the reduced reinsurance will be the same percentage as Reinsurer's initial reinsurance on the individual risk.

4. The reduction of reinsurance will become effective on the later of the following dates:

                  A. The policy anniversary date immediately following the effective date of Cedent's increase in retention limits.

                  B. The number of years stated in Schedule A starting with the original policy date shown on Cedent's listing.

                                  ARTICLE XIII
                                  REINSTATEMENT

If a Covered Policy lapses for nonpayment of premium and is reinstated under Cedent's terms and rules, the reinsurance will be reinstated by Reinsurer. Cedent must pay Reinsurer all back Reinsurance Premiums in the same manner as Cedent received insurance premiums under Cedent's policy. If Reinsurer is requested to reinstate a policy that was originally ceded to Reinsurer on a facultative basis, then Cedent must submit the policy and associated papers concerning the individual's insurability to Reinsurer to be underwritten and approved for the reinsurance to be reinstated if:

1.       the policy lapsed for six months or longer, or

2.       Cedent seeks additional underwriting information, or

3.       Cedent reinsures 100% of the policy.

If the above conditions are not present, Cedent may automatically reinstate a policy that was originally ceded to Reinsurer on a facultative basis.

                                   ARTICLE XIV
                                    EXPENSES

Cedent shall pay the expense of all medical examinations, inspection fees and other underwriting expenses in connection with the issuance of the insurance.

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                                                SVUL / SUL Reinsurance Agreement

                                   ARTICLE XV
                                     CLAIMS

1. Reinsurer shall pay Reinsurer's quota share of any claim under a Covered Policy within a reasonable time after Cedent submits the claim to Reinsurer. Reinsurer shall make payment to Cedent in a single sum regardless of Cedent's mode of settlement.

2. All reinsurance claim settlements made in accordance with Paragraph 1 above will be subject to the terms and conditions of the Covered Policy under which Cedent is liable.

3. When Cedent is advised of a claim for insurance benefits reinsured under this Agreement, Cedent must promptly notify Reinsurer.

4. If a claim is made under a Covered Policy reinsured under this Agreement, Reinsurer will abide by the issue as it is settled by Cedent. The maximum benefit payable to Cedent under each Covered Policy is the amount specifically reinsured with Reinsurer. When Cedent requests payment of the reinsurance proceeds, Cedent must deliver a copy of the proof of death, proof of payment and the claimant's statement to Reinsurer.

5.       A. Cedent must promptly notify Reinsurer of Cedent's intent to contest insurance reinsured under this Agreement or to assert defenses to a claim for such insurance. Reinsurer shall participate in the contest or assertion of defenses unless Reinsurer notifies Cedent promptly that Reinsurer declines to participate. If Cedent's contest of such insurance results in the reduction of Cedent's liability, Reinsurer will share in this reduction. Reinsurer's percentage of the reduction will be Reinsurer's net amount of risk on the individual life as it relates to Cedent's total net amount at risk on the date of the death of the insured.

         B. If Reinsurer should decline to participate in the contest or assertion of defenses, Reinsurer will then release all of Reinsurer's liability (i) by paying Cedent the full amount of reinsurance as if there had been no contest, compromise or litigation of a claim, and Reinsurer's proportionate share of covered expenses incurred to the date, from the date Reinsurer notifies Cedent that Reinsurer declined to be a party, and (ii) by not sharing in any subsequent reduction in liability.

6. If the amount of insurance provided by a Covered Policy reinsured under this Agreement is increased or reduced because of a misstatement of age or sex established after the death of the insured, Reinsurer will share with Cedent in this

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                                                SVUL / SUL Reinsurance Agreement

         increase or reduction. Reinsurer's share of this increase or reduction will be the percentage that Reinsurer's net liability relates to Cedent's total net liability, immediately prior to this increase or reduction.

7. Cedent shall pay the routine expenses incurred in connection with settling claims. These expenses may include compensation of agents and employees and the cost of routine investigations.

8. Reinsurer shall share with Cedent all expenses that are not routine. Expenses that are not routine are those directly incurred in connection with the contest or the possibility of a contest of insurance or the assertion of defenses. These expenses will be shared in proportion to the net sum at risk for both parties. However, if Reinsurer has released Reinsurer's liability under Paragraph 5 of this Article, Reinsurer will not share in any expenses incurred after Reinsurer's date of release.

9. Notwithstanding anything contained in this Article to the contrary, Reinsurer will pay Reinsurer's proportionate share of a judgment which includes extra-contractual damages awarded against Cedent in a lawsuit arising out of a contested claim unless Reinsurer has declined to participate in the contest pursuant to Paragraphs 5A and 5B of this article.

         The extent of Reinsurer's liability for extra-contractual damages, however, exclude those damages assessed against Cedent as a result of acts, omissions or a course of conduct committed by Cedent and/or Cedent's agents, other than those that arise out of the investigation processing and settlement of claims in connection with insurance reinsured under this Agreement.

10. If either a misrepresentation or misstatement on an application or a death of an insured by suicide results in Cedent returning the policy premiums to the policy owner rather than paying the policy benefits, Reinsurer will refund all of the Reinsurance Premiums Reinsurer received on that policy to Cedent. This refund given by Reinsurer will be in lieu of all other reinsurance benefits payable on that policy under this Agreement.

                                   ARTICLE XVI
                            PREMIUM TAX REIMBURSEMENT

Reinsurer shall not reimburse Cedent for any premium taxes Cedent may be required to pay with respect to reinsurance hereunder.

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                                                SVUL / SUL Reinsurance Agreement

                                  ARTICLE XVII
                              DAC TAX REQUIREMENTS

1. In accordance with Treasury Regulations Section 1.848-2(g)(8), Cedent and Reinsurer hereby elect to determine specified policy acquisition expenses with respect to this Agreement without regard to the general deductions limitation of Section 848(c)(1) of the Internal Revenue Code (the "IRC"). This election shall be effective for calendar year 2000 and for all subsequent taxable years for which this Agreement remains in effect.

2. All uncapitalized terms used herein shall have the meanings set forth in the regulations under section 848 of the IRC.

3. Any party with the net positive consideration under this Agreement for each taxable year shall capitalize specified policy acquisition expenses with respect to this Agreement without regard to the general deductions limitation of Section 848(c)(1) of the IRC.

4. Both parties agree to exchange information pertaining to the amount of net consideration under this Agreement each year to ensure consistency.

5. Cedent shall submit a schedule in the format specified in Exhibit 1 to Reinsurer by March 1 of each year of Cedent's calculations of the net consideration under this Agreement for the preceding calendar year. This schedule of calculations shall be accompanied by a statement signed by an officer of Cedent stating that Cedent will report such net consideration in its Federal income tax return for the preceding calendar year.

6. Reinsurer may contest such calculation by providing an alternative calculation to Cedent in writing within thirty (30) days of Reinsurer's receipt of Cedent's calculation. If Reinsurer does not notify Cedent within such time that it contests the calculation, Reinsurer shall report the net consideration as determined by Cedent in Reinsurer's tax return for the previous calendar year.

7. If Reinsurer contests Cedent's calculation of the net consideration, the parties will act in good faith to reach an agreement as to the correct amount within thirty (30) days of the date Reinsurer submits its alternative calculation. If the parties reach an agreement on an amount of net consideration, each party will report the agreed upon amount in its Federal income tax return for the previous calendar year. If during such period, Cedent and Reinsurer are unable to reach agreement, they shall promptly thereafter cause independent accountants of nationally recognized standing, satisfactory to Cedent and Reinsurer (who shall not have any material relationship with Cedent or Reinsurer) promptly to review

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                                                SVUL / SUL Reinsurance Agreement

         (which review shall commence no later than five (5) days after the selection of such independent accountants), this Agreement and the calculations of Cedent and Reinsurer for the purpose of calculating the net consideration under this Agreement. In making such calculation, such independent accountants shall consider only those items or amounts in Cedent's calculation as to which Reinsurer has disagreed.

         Such independent accountants shall deliver to Cedent and Reinsurer, as promptly as practicable (but no later than sixty (60) days after the commencement of their review), a report setting forth such calculation, which calculation shall result in a net consideration between the amount thereof shown in Cedent's calculation delivered pursuant to Paragraph 5 and the amount thereof in Reinsurer's calculation delivered pursuant to Paragraph 6. Such report shall be final and binding upon Cedent and Reinsurer. The fees, costs and expenses of such independent accountants shall be borne (i) by Cedent if the difference between the net consideration as calculated by the independent accountants and Cedent's calculation delivered pursuant to Paragraph 5 is greater than the difference between the net consideration as calculated by the independent accountants and Reinsurer's calculation delivered pursuant to Paragraph 6, (ii) by Reinsurer if the first such difference is less than the second such difference; and (iii) otherwise equally by Cedent and Reinsurer.

8. Both parties agree to attach a schedule to their respective federal income tax returns for the first taxable year ending after the date on which this election becomes effective which identifies this Agreement as a reinsurance agreement for which an election has been made under Treasury Regulations Section 1.848-2(g)(8).

9. Reinsurer represents and warrants that it is subject to United States taxation under Subchapter L of the IRC.

10. Reinsurer shall complete a Reinsurance Questionnaire in the format specified in Exhibit 2 and submit it to Cedent by May 1st of each calendar year.

                                  ARTICLE XVIII
                              INSPECTION OF RECORDS

Reinsurer shall have the right, at any reasonable time, to inspect Cedent's books and documents that relate to Cedent's reinsurance under this Agreement.

                                                SVUL / SUL Reinsurance Agreement

                                   ARTICLE XIX
                                   INSOLVENCY

1. If Cedent becomes insolvent, all of the reinsurance due Cedent will be paid in full directly to Cedent or Cedent's liquidator (receiver or statutory successor) on the basis of Cedent's liability under the policy or policies reinsured, without diminution because of Cedent's insolvency.

2. If Cedent becomes insolvent, the liquidator, receiver or statutory successor will give Reinsurer written notice of a pending claim against Cedent for insurance reinsured under this Agreement within a reasonable time after the claim is filed in the insolvency proceeding. During the insolvency proceedings where the claim is to be settled, Reinsurer may investigate this pending claim and interpose in Cedent's or Cedent's liquidator's, receiver's or statutory successor's name, but at Reinsurer's own expense, any defense or defenses which Reinsurer may believe available to Cedent or Cedent's liquidator, receiver or statutory successor.

3. The expenses incurred by Reinsurer will be chargeable, subject to court approval, against Cedent as part of the expense of liquidation, to the extent of the proportionate share of the benefit that may accrue to Cedent solely as a result of the defense undertaken by Reinsurer. Where two or more reinsurers are involved in the same claim and a majority in interest elects to interpose a defense or defenses to this claim, the expense will be apportioned in accordance with the terms of this Agreement as though such expense had been incurred by Cedent.

4. In the event of Reinsurer's insolvency, as determined by the department of insurance responsible for such determination, all reinsurance ceded under this Agreement may be recaptured immediately by Cedent without penalty effective as of the day prior to the earlier of Reinsurer's becoming insolvent or the date of such determination by the said department of insurance.

5. Where two or more reinsurers are members of a pool of reinsurers established hereby, the insolvency of one reinsurer shall not be deemed to abrogate this Agreement with respect to the other reinsurers.

                                   ARTICLE XX
                                   ARBITRATION

1. If the parties cannot mutually resolve a dispute or claim arising out of or in connection with this Agreement, including the formation or validity thereof, and whether arising during or after the period of this Agreement, the dispute or claim shall be settled by arbitration. The arbitrators shall have the authority to interpret

                                                SVUL / SUL Reinsurance Agreement

         this Agreement and in doing so shall consider the customs and practices of the life insurance and life reinsurance industries. The arbitrators shall have the authority to interpret this Agreement as an honorable engagement, and without regard to the law of any particular jurisdiction. To initiate arbitration, either party shall notify the other party by facsimile or by overnight delivery of its desire to arbitrate, stating the nature of the dispute and the remedy sought (the "Notice of Arbitration"). The party to which the notice is sent shall respond to the notification in writing within ten (10) business days of receipt.

2. Arbitration shall be conducted by three arbitrators who shall be current or past officers of life insurance companies other than the contracting companies or their affiliates. Each party shall appoint one arbitrator, and serve written notice of the appointment upon the other party, within thirty (30) business days after the date of delivery of the Notice of Arbitration. The two arbitrators so appointed shall select the third arbitrator within thirty (30) business days after the date of appointment of the second arbitrator to be appointed.

3.       In the event either party fails to choose an arbitrator within thirty
         (30) business days, as provided in Paragraph 2, the party which has given written notice may choose two arbitrators who shall in turn choose a third arbitrator before entering arbitration.

4. If the two arbitrators appointed in accordance with Paragraph 2 or Paragraph 3 are unable to agree upon the selection of a third arbitrator within thirty (30) business days after the appointment of the second arbitrator to be appointed, each arbitrator shall nominate three candidates within ten (10) business days thereafter, two of whom the other shall decline and the decision shall be made by drawing lots.

5. Arbitration shall be conducted in accordance with the Commercial Arbitration Rules of the American Arbitration Association in effect on the date of delivery of Notice of Arbitration.

6. Each party will pay the fees of its own attorneys, the arbitrator appointed by that party, and all other expenses connected with the presentation of its own case. The two parties will share equally in the cost of the third arbitrator. The arbitration hearing will be held in New York City.

7. The award agreed to by the arbitrators will be final and binding, and judgment may be entered upon it in any court having jurisdiction. The arbitrators shall not award punitive damages.

                                                SVUL / SUL Reinsurance Agreement

                                   ARTICLE XXI
                              PARTIES TO AGREEMENT

This is an Agreement solely between Cedent and Reinsurer. There will be no legal relationship between Reinsurer and any person having an interest of any kind in any Covered Policy.

                                  ARTICLE XXII
                                ENTIRE AGREEMENT

1. This Agreement shall constitute the entire agreement between the parties with respect to the subject matter of this Agreement and there are no understandings between the parties other than as expressed in this Agreement.

2. Any change or modification to this Agreement shall be null and void unless made by amendment to this Agreement and signed by both parties.

                                  ARTICLE XXIII
                              DURATION OF AGREEMENT

1. This Agreement may be terminated as to new business, with respect to the percentage participation in the risks reinsured hereunder by Reinsurer, as set forth in Schedule A, at any time by either party giving ninety (90) days' written notice of termination. The day the notice is deposited in the mail addressed to the home office or to an officer of either party will be the first day of the ninety (90) day period. During the ninety (90) day period, new Covered Policies shall be reinsured under this Agreement pursuant to Articles I and II or
         Article III. Reinsurer's acceptance will be subject to the terms of this Agreement and Cedent's payment of Reinsurance Premiums.

2. This Agreement may be terminated immediately as to new business by either party if the other party materially breaches this Agreement or becomes insolvent or financially impaired.

3. After termination, Reinsurer will be liable for all automatic reinsurance which becomes effective prior to termination of this Agreement, and also for all facultative reinsurance approved by Reinsurer based upon applications Reinsurer received prior to termination of this Agreement.

4. If Cedent and Reinsurer are unable to reach an agreement regarding a change in the reinsurance premium rates pursuant to Paragraph 3 of
         Article VIII, Cedent may terminate this Agreement and recapture all or part of the reinsurance ceded under this Agreement in accordance with Paragraph 3 of Article VIII.

                                                SVUL / SUL Reinsurance Agreement

                                  ARTICLE XXIV
                             CHOICE OF LAW AND FORUM

New York law shall govern the terms and conditions of the Agreement.

                                   ARTICLE XXV
                          COMPLIANCE WITH PRIVACY LAWS

When Reinsurer receives information from Cedent which is subject to any state or Federal privacy laws or regulations, or similar laws or regulations, Reinsurer will keep such information confidential to the extent required by such state or Federal law or regulation and otherwise comply with such state or Federal law or regulation.

                                                SVUL / SUL Reinsurance Agreement

                           IN WITNESS WHEREOF the said
                 NEW YORK LIFE INSURANCE AND ANNUITY CORPORATION
                                     and the


have by their respective officers executed and delivered these presents in duplicate on the date shown below.

NEW YORK LIFE INSURANCE                        NEW YORK LIFE INSURANCE
AND ANNUITY CORPORATION                        AND ANNUITY CORPORATION

Signed at_________________________             Signed at________________________
By _______________________________             By ______________________________
   Its authorized representative                  Its authorized representative

Title_____________________________             Title____________________________

Date______________________________             Date_____________________________




Signed at_________________________             Signed at________________________
By _______________________________             By ______________________________
   Its authorized representative                  Its authorized representative

Title_____________________________             Title____________________________

Date______________________________             Date_____________________________

                                                SVUL / SUL Reinsurance Agreement

                                   SCHEDULE A
                                    POLICIES

1.   Quota Share Percentage:   The Quota Share Percentage for Covered Policies
                               shall be ____%.

2.   Type of Business:         Survivorship Variable Universal Life (SVUL)
                               policies and attached Supplementary Term Riders
                               (STR) and Living Benefits Riders (LBR) issued by Cedent; Survivorship Universal Life (SUL) policies and attached STR and LBR issued by Cedent.

3.   Plans of Insurance:       AD-100 SVUL and AD-100 SUL

4.   Maximum Issue Age:        90

5.   Jumbo Limit:              $__________

6.   Automatic Binding Limit:  $__________

7.   Minimum Amount at Issue:  $__________

8.   Recapture Period:         20 Years

                                                SVUL / SUL Reinsurance Agreement

                                   SCHEDULE B
                            INSTRUCTIONS FOR PREMIUMS
                            PER $1,000 OF REINSURANCE

1.       REINSURANCE PREMIUMS

         Reinsurance Premiums will be calculated using the following methodology. First, mortality rates for each insured shall be retrieved from the SOA 75/80 Select and Ultimate mortality tables based on each insured's age, sex and duration. Next, the appropriate multiplicative risk class factor from the following table will be applied to this rate.

                  Preferred (Non-Smoker)            ___%
                  Standard Non-Smoker               ___%
                  Select Standard (Smoker)          ___%
                  Standard Smoker                   ___%

        (Slightly substandard insureds will be considered standard as noted in the A/B Pool Adjustment section below. More seriously substandard insureds, and non-qualifying Class A's and B's, will use standard rates adjusted as noted in the C-G Adjustment section below.) These individual rates will then be Frasierized to come up with a single mortality rate for the policy. This rate shall be the charge per $1000 of face amount ceded. Total reinsurance premiums shall be calculated as follows:

         Reinsurance Premium = Rate per $1,000 x Face Amount Ceded/1000.

         Applicable flat extra premiums will be added to this reinsurance premium.

         A/B POOL ADJUSTMENT

         The following individual risks will be reduced to Standard Non-smoker:
         Standard Non-smokers with a $____ or less medical flat extra
         Standard Non-smokers with a $____ or less flat extra for avocation/occupation/motor vehicle/aviation
         Class A Non-smoker with a $____ or less medical flat extra
         Class B Non-smoker

         The following risks will be reduced to Standard Smoker:
         Standard Smokers with a $____ or less medical flat extra
         Standard Smokers with a $____ or less flat extra for avocation/occupation/motor vehicle/aviation
         Class A Smoker
         Class B Smoker

                                                SVUL / SUL Reinsurance Agreement

         LIMITATIONS FOR INCLUSION IN A/B POOL ARRANGEMENT:

         Maximum issue age: 80
         Maximum amount issued and applied for with Cedent must not exceed $__ Million.
         Maximum amount issued and applied for with all insurance companies must not exceed $__ Million.
         No cases who present an alcohol, drug or criminal risk.

         SUBSTANDARD CLASS C-G (AND NON-QUALIFYING CLASS A/B'S) ADJUSTMENT

         For individual insureds in classes C through G, and individual insureds in classes A or B who do not qualify for the A/B pool adjustment, the individual mortality rate will be multiplied by the appropriate multiplicative factor from the following table based on the substandard insured's smoker status and risk class.

-------------------------------------------------------------------------------
  CLASS          A        B         C         D         E         F         G
-------------------------------------------------------------------------------
NON SMOKER
-------------------------------------------------------------------------------
SMOKER
-------------------------------------------------------------------------------

         Constant Extra Deaths Limitation: At the later of attained age 65 or duration 20, but not to exceed attained age 100, take a difference between standard and substandard rates and apply it as an additive factor for all the later durations (i.e. constant extra deaths at this point.)

         Overall Limitation: All individual mortality rates shall be limited to 1.00.

         No reinsurance premium will be paid for the first year in which this agreement is in effect. The net rates in years two (2) and later will be a minimum of $____/$1,000. All policy fees will be retained by Cedent.

2.       FLAT EXTRA PREMIUMS

         The flat extra premium will be the annual flat extra premium which you charge your insured on that amount of the insurance reinsured less the following allowances (expressed as a percentage of reinsurance premiums):

TERMS OF YOUR
FLAT EXTRA PREMIUM         YEAR 1          YEARS 2+
------------------         ------          --------
    0-5 YEARS                __%             __%
    6+  YEARS                __%             __%

                                                SVUL / SUL Reinsurance Agreement

3.       RENEWAL OF INSURANCE

         The renewal of insurance shall be considered as a continuation of the original insurance for the purpose of calculating future reinsurance premiums.

                                                SVUL / SUL Reinsurance Agreement

                                   SCHEDULE C
                            CEDENT'S RETENTION LIMITS

-----------------------------------------------------------------------------
                                                     Additional Amount at the
                                                     Discretion of the Chief
                  Ages              Amount                 Underwriter
-----------------------------------------------------------------------------
Joint Life       0-65             $__________                 N/A
                 66-75            $__________              $_________
                 76+              $__________              $_________
-----------------------------------------------------------------------------

                                                SVUL / SUL Reinsurance Agreement

                                    EXHIBIT 1
                               DAC TAX CALCULATION

CEDING COMPANY:       NEW YORK LIFE INSURANCE AND ANNUITY CORPORATION

ASSUMING COMPANY:     ___________________________

DATE: _______________

DAC TAX - DEDUCTIONS FROM GROSS PREMIUM

DAC TAX CALCULATION AMOUNT

GROSS PREMIUM

LESS:

DEDUCTIONS FROM GROSS PREMIUMS

Commissions
Death Claims
Claim Interest
Premium Taxes
Claim Investigation Expense
Claim Legal Expense
Waiver Claims
Surrenders
Experience Refunds
Admin Fee
Fee Income
Miscellaneous Interest
Dividends
Termination Dividends
Productions Bonus
Reserve Adjustments
Other (specify)

TOTAL DEDUCTIONS

NET CONSIDERATIONS

Please sign below confirming agreement with net considerations or provide an alternate calculation within 30 days

_____________________________________
       Signature

_____________________________________
       Type or Print Name

_____________________________________
       Title

_____________________________________
       Date

                                                SVUL / SUL Reinsurance Agreement

                                    EXHIBIT 2
                            REINSURANCE QUESTIONNAIRE
                      FOR FEDERAL INCOME TAX DETERMINATIONS

The purpose of this questionnaire is to secure sufficient information to allow New York Life Insurance and Annuity Corporation ("NYLIAC") to account properly under the federal income tax rules for the reinsurance transactions you have with NYLIAC. Please provide NYL with the following information:

1.       Are you either

         (a) a company that is subject to U.S. taxation directly under the provisions of subchapter L of chapter 1 of the Internal Revenue Code (i.e., an insurance company liable for filing Form 1120L or Form 1120-PC), or

         (b) a company that is subject indirectly to U.S. taxation under the provisions of subpart F of subchapter N of chapter 1 of the Internal Revenue Code (i.e., a "controlled foreign corporation" with the meaning of Internal Revenue Code Section 957)?

         Answer:   _____ Yes                      _______ No

2. If your answer to 1. is no, have you entered into a closing agreement with the Internal Revenue Service to be subject to U.S. taxation with respect to reinsurance income pursuant to Treasury
         Regulation Section 1.848-2(h)(2)(ii)(B)?

         Answer:   _____ Yes                        _______ No
                   (If your answer is yes, please provide a copy of the closing agreement.)

Company Name:

Signed by:

Title:

Date:

                                              NYLIAC SVUL/SUL Treaty Amendment

              AMENDMENT NUMBER 1 TO AUTOMATIC REINSURANCE AGREEMENT

CEDING COMPANY:   New York Life Insurance and Annuity Corporation

REINSURER:        RGA Reinsurance Company

EFFECTIVE DATE OF AMENDMENT: OCTOBER 19, 2001

This Amendment hereby amends and is made part of the following Reinsurance Agreement (hereinafter, "the Agreement"):

         TREATY TYPE                                 TREATY EFFECTIVE DATE
         Automatic Reinsurance Agreement             October 3, 2000
         Survivorship Variable Universal Life
         Survivorship Universal Life

As of the Effective Date of this Amendment

         1. Article II, Paragraph 1 is deleted in its entirety and replaced by the following:

                  The individual risk must be a resident of the United States, Canada, Mexico or U.S. Territories (Guam, Puerto Rico, U.S. Virgin Islands).

         2. Schedule B, Section 1 attached to the Agreement is amended to include the following new provision:

         BINDING AND JUMBO LIMITS FOR SHAVING PROGRAM ADJUSTMENT

               Issue Ages                      Limit
               ----------                      -----
Binding          0-65                       $___________
                 66-75                      $___________
                 76-80                      $___________
Jumbo            0-80                       $___________

         3. The new Schedules A and B attached to this Amendment are applicable to AD101 series policies.

The other terms and conditions of the Agreement not in conflict with the above provisions remain the same.

                                              NYLIAC SVUL/SUL Treaty Amendment

IN WITNESS WHEREOF the said New York Life Insurance and Annuity Corporation and have by their respective officers executed and delivered these presents in duplicate on the date shown below.

NEW YORK LIFE INSURANCE                     NEW YORK LIFE INSURANCE
AND ANNUITY CORPORATION                     AND ANNUITY CORPORATION

Signed at_______________________            Signed at___________________________

By______________________________            By__________________________________
   Its authorized representative               Its authorized representative

Title __________________________            Title ______________________________

Date ___________________________            Date ______________________________




Signed at_______________________            Signed at___________________________

By______________________________            By__________________________________
   Its authorized representative               Its authorized representative

Title __________________________            Title ______________________________

Date ___________________________            Date _______________________________

                                              NYLIAC SVUL/SUL Treaty Amendment

                                   SCHEDULE A

                                    POLICIES

                      (Applicable to AD101 Series policies)

1.   Quota Share Percentage:   The Quota Share Percentage for Covered Policies
                               shall be ____%.

2.   Type of Business:         Survivorship Variable Universal Life (SVUL)
                               policies and attached Living Benefits Riders
                               (LBR) issued by Cedent; Survivorship Universal
                               Life (SUL) policies and attached LBR issued by Cedent.

3.   Plans of Insurance:       AD101 SVUL and AD101 SUL (plus LBR attached to
                               the base policy).

4.   Maximum Issue Age:        90

5.       Jumbo Limit:          $__________

6.   Automatic Binding Limit:  $__________ for issue ages * to age 65;
                               $__________ for issue ages * 66 to 75;
                               $__________ for issue ages * 76 and over.
                               * Based on younger insured

7.   Minimum Amount at Issue:  $_______

8.   Recapture Period:         20 Years

9.   Risk Classes:             All cases, EXCEPT those where:

                                i.  at least one insured is underwritten as
                                    table 5 through 13, and

                                ii. face amount is _______ or more.

                                              NYLIAC SVUL/SUL Treaty Amendment

                                   SCHEDULE B
                            REINSURANCE PREMIUM RATES

                      (Applicable to AD101 Series policies)

1.       REINSURANCE PREMIUMS

         Reinsurance Premiums will be calculated using the following methodology. First, mortality rates for each insured shall be retrieved from the SOA 75/80 Select and Ultimate mortality tables based on each insured's age, sex and duration. Next, the appropriate multiplicative risk class factor from the following list will be applied to this rate.

                  Select Preferred (Non-Smoker)                      ___%
                  Preferred (Non-Smoker) (face amount < $500,000) ___% Preferred (Non-Smoker) (face amount > $499,999) ___%
                  Standard Non-Smoker                                ___%
                  Select Standard (Smoker)                           ___%
                  Standard Smoker                                    ___%

         Slightly substandard insureds will be considered standard as noted in section 2 below. More seriously substandard insureds, and non-qualifying Table 2, 3 and 4 insureds, will use standard Smoker or Non-Smoker rates adjusted as noted in section 3 below.

         These individual rates will then be Frasierized to come up with a single mortality rate for the policy. This rate shall be the charge per $1000 of face amount ceded. There will be a minimum charge per $1000 of $____.

         Total reinsurance premiums shall be calculated as follows: Reinsurance Premium = Charge per $1,000 x Face Amount Ceded/1000.

         No reinsurance premium will be paid in duration 1 for newly underwritten policies. Term conversion policies will be paid at ___% of new issue rates with a ___% first year discount.

         Flat extra premiums will be applied to this reinsurance premium as also shown in section 4 below.

2.       SHAVING PROGRAM ADJUSTMENT

         The following individual risks will be reduced to Standard Non-smoker:
             Table 2, 3 and 4 Non-smokers
             Standard Non-smokers with a medical flat extra up to $____ Standard Non-smokers with a non-medical flat extra up to $____

         The following lives will be reduced to Standard Smoker:
             Table 2, 3 and 4 Smokers
             Standard Smokers with a medical flat extra up to $____ Standard Smokers with a non-medical flat extra up to $____

                                              NYLIAC SVUL/SUL Treaty Amendment

         Binding and Jumbo Limits for Shaving Program

            Issue Ages        Limit
            ----------        -----
Binding       0-65         $___________
              66-75        $___________
              76-80        $___________
Jumbo         0-80         $___________

         Additional Limitations for Shaving Program

                  Maximum issue age: 80
                  No cases that present an alcohol, drug or criminal risk.

3.       SUBSTANDARD TABLE 5-13 (AND NON-QUALIFYING TABLE 2-4) ADJUSTMENT

         For individual insureds in tables 5 through 13, and individual insureds in tables 2-4 who do not qualify for the Shaving Pool adjustment, the mortality rate will be:

         The mortality rate for a standard insured (non-smoker or smoker as appropriate), multiplied by the appropriate factor from the following tables based on the substandard insured's table rating.

Automatic Cessions (NYL Table)                     Facultative Cessions
------------------------------                     --------------------
         Non-Smoker      Smoker                    Non-Smoker   Smoker
Table      Factor        Factor          Table       Factor     Factor
-----      ------        ------          -----       -------    -------
  2                                         1
  3                                         2
  4                                         3
  5                                         4
  6                                         5
  7                                         6
  8                                         7
  9                                         8
 10                                         9
 11                                        10
 12                                        11
 13                                        12
                                           13
                                           14
                                           15
                                           16
                                      Uninsurable

         Constant Extra Deaths Limitation: At the later of attained age 65 or duration 20, but not to exceed attained age 100, take a difference between standard and substandard rates and apply it as an additive factor for all the later durations (i.e. constant extra deaths at this point.)

                                              NYLIAC SVUL/SUL Treaty Amendment

         Overall Limitation: All individual mortality rates shall be limited to 1.00.

4.       FLAT EXTRA PREMIUMS

         The total premium remitted to the reinsurer will include the flat extra premium minus the allowances shown in the table below:

     Term of
Flat Extra Premium        Year 1      Years 2+
------------------        ------      --------
 0-5 years                 __%          __%
 6+  years                 __%          __%

5.       RENEWAL OF INSURANCE

         The renewal of insurance shall be considered as a continuation of the original insurance for the purpose of calculating future reinsurance premiums

                                              NYLIAC SVUL/SUL Treaty Amendment 2

              AMENDMENT NUMBER 2 TO AUTOMATIC REINSURANCE AGREEMENT

CEDENT:           New York Life Insurance and Annuity Corporation

REINSURER:

EFFECTIVE DATE OF AMENDMENT: MAY 10, 2002

This Amendment hereby amends and is made part of the following Reinsurance Agreement (hereinafter, "the Agreement"):

         TREATY TYPE                                 TREATY EFFECTIVE DATE
         Automatic Reinsurance Agreement             October 3, 2000
         Survivorship Variable Universal Life
         Survivorship Universal Life

As of the Effective Date of this Amendment, the new Schedules A and B attached to this Amendment, which add reference to AD102 series policies, are applicable to AD101 and later series policies.

The other terms and conditions of the Agreement not in conflict with the above provisions remain the same.

IN WITNESS WHEREOF the said New York Life Insurance and Annuity Corporation and AUSA LIfe Insurance Company, Inc. have by their respective officers executed and delivered these presents in duplicate on the date shown below.

NEW YORK LIFE INSURANCE                     NEW YORK LIFE INSURANCE
AND ANNUITY CORPORATION                     AND ANNUITY CORPORATION

Signed at_______________________            Signed at___________________________

By______________________________            By__________________________________
   Its authorized representative               Its authorized representative

Title __________________________            Title ______________________________

Date____________________________            Date________________________________




Signed at_______________________            Signed at___________________________

By______________________________            By__________________________________
   Its authorized representative               Its authorized representative

Title __________________________            Title ______________________________

Date____________________________            Date________________________________

                                              NYLIAC SVUL/SUL Treaty Amendment 2

                                   SCHEDULE A
                                    POLICIES

                 (Applicable to AD101 and Later Series policies)

1.   Quota Share Percentage:   The Quota Share Percentage for Covered Policies
                               shall be ____%.

2.   Type of Business:         Survivorship Variable Universal Life (SVUL)
                               policies and attached Living Benefits Riders
                               (LBR) issued by Cedent; Survivorship Universal
                               Life (SUL) policies and attached LBR issued by Cedent.

3.   Plans of Insurance:       AD101 SVUL, AD101 SUL and AD102 SVUL (plus
                               LBR attached to the base policy).

4.   Maximum Issue Age:        90

5.   Jumbo Limit:              $__________

6.   Automatic Binding Limit:  $__________ for issue ages * to age 65;
                               $__________ for issue ages * 66 to 75;
                               $__________ for issue ages * 76 and over.
                               * Based on younger insured

7.   Minimum Amount at Issue:  $_______

8.   Recapture Period:         10 Years

9.   Risk Classes:             All cases, EXCEPT those where:

                                 i.   at least one insured is underwritten as
                                      table 5 through 13, and

                                 ii.  face amount is _______ or more.

                                              NYLIAC SVUL/SUL Treaty Amendment 2

                                   SCHEDULE B
                            REINSURANCE PREMIUM RATES

                 (Applicable to AD101 and Later Series policies)

1.       REINSURANCE PREMIUMS

         Reinsurance Premiums will be calculated using the following methodology. First, mortality rates for each insured shall be retrieved from the SOA 75/80 Select and Ultimate mortality tables based on each insured's age, sex and duration. Next, the appropriate multiplicative risk class factor from the following list will be applied to this rate.

                  Select Preferred (Non-Smoker)                        ___%
                  Preferred (Non-Smoker) (face amount < $500,000) ___% Preferred (Non-Smoker) (face amount > $499,999) ___%
                  Standard Non-Smoker                                  ___%
                  Select Standard (Smoker)                             ___%
                  Standard Smoker                                      ___%

         Slightly substandard insureds will be considered standard as noted in section 2 below. More seriously substandard insureds, and non-qualifying Table 2, 3 and 4 insureds, will use standard Smoker or Non-Smoker rates adjusted as noted in section 3 below.

         These individual rates will then be Frasierized to come up with a single mortality rate for the policy. This rate shall be the charge per $1000 of face amount ceded. There will be a minimum charge per $1000 of $____.

         Total reinsurance premiums shall be calculated as follows:
         Reinsurance Premium = Charge per $1,000 x Face Amount Ceded/1000.

         No reinsurance premium will be paid in duration 1 for newly underwritten policies. Term conversion policies will be paid at ___% of new issue rates with a __% first year discount.

         Flat extra premiums will be applied to this reinsurance premium as also shown in section 4 below.

2.       SHAVING PROGRAM ADJUSTMENT

         The following individual risks will be reduced to Standard Non-smoker:
             Table 2, 3 and 4 Non-smokers
             Standard Non-smokers with a medical flat extra up to $____ Standard Non-smokers with a non-medical flat extra up to $____

         The following lives will be reduced to Standard Smoker:
             Table 2, 3 and 4 Smokers
             Standard Smokers with a medical flat extra up to $____ Standard Smokers with a non-medical flat extra up to $____

         Binding and Jumbo Limits for Shaving Program

                                              NYLIAC SVUL/SUL Treaty Amendment 2

                  Issue Ages              Limit
                  ----------              -----
Binding             0-65               $
                    66-75              $
                    76-80              $
Jumbo               0-80               $

         Additional Limitations for Shaving Program

                  Maximum issue age: 80
                  No cases that present an alcohol, drug or criminal risk.

3.       SUBSTANDARD TABLE 5-13 (AND NON-QUALIFYING TABLE 2-4) ADJUSTMENT

         For individual insureds in tables 5 through 13, and individual insureds in tables 2-4 who do not qualify for the Shaving Pool adjustment, the mortality rate will be:

         The mortality rate for a standard insured (non-smoker or smoker as appropriate), multiplied by the appropriate factor from the following tables based on the substandard insured's table rating.

Automatic Cessions (NYL Table)                       Facultative Cessions
------------------------------                       --------------------
       Non-Smoker      Smoker                       Non-Smoker     Smoker
Table    Factor        Factor            Table        Factor       Factor
-----    ------        ------            -----        ------       ------
  2                                         1
  3                                         2
  4                                         3
  5                                         4
  6                                         5
  7                                         6
  8                                         7
  9                                         8
 10                                         9
 11                                        10
 12                                        11
 13                                        12
                                           13
                                           14
                                           15
                                           16
                                      Uninsurable

         Constant Extra Deaths Limitation: At the later of attained age 65 or duration 20, but not to exceed attained age 100, take a difference between standard and substandard rates and apply it as an additive factor for all the later durations (i.e. constant extra deaths at this point.)

         Overall Limitation: All individual mortality rates shall be limited to
         _____.

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                                              NYLIAC SVUL/SUL Treaty Amendment 2

4.       FLAT EXTRA PREMIUMS

         The total premium remitted to the reinsurer will include the flat extra premium minus the allowances shown in the table below:

     Term of
Flat Extra Premium         Year 1       Years 2+
------------------         ------       --------
    0-5 years
    6+  years

5.       RENEWAL OF INSURANCE

         The renewal of insurance shall be considered as a continuation of the original insurance for the purpose of calculating future reinsurance premiums